EXHIBIT 10.11

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of April 1, 2022, by and between Lafayette Energy Corp, a Delaware corporation, (the “Company”), and ASD Ltd, an entity. (“Consultant”).

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. SERVICES OF CONSULTANT.

1.1 Duties and Consulting Status.

(a) The Company hereby retains Consultant to perform the consulting services as described in this Agreement and on Exhibit A attached hereto (“Consulting Services”) during the Consulting Term (as defined in Section 3.1 hereof). Consultant hereby agrees to be so retained and to provide such Consulting Services. During the Consulting Term (as defined in Section 3.1), Consultant will devote such time and effort to the performance of his duties hereunder as are necessary for such performance. Consultant shall not, at any time during the Consulting Term, undertake any activities, directly or indirectly, on his or her own behalf or on behalf of any third party, which are competitive with those provided by the Company.

(i) Consultant and the Company understand and agree that the Consulting Services performed by Consultant pursuant to this Agreement will be performed as an independent contractor to, and not as an employee or agent of, the Company. Consultant will have no right to make any commitments on behalf of the Company without the express written consent of an authorized officer of the Company. Consultant will provide the Consulting Services hereunder independently and will not receive training or direction from the Company, other than as to the goals to be achieved through the provision of the Consulting Services; provided, however, that the Company shall exercise general oversight of the Consulting Services.

(b) The Consultant warrants that the Consultant’s performance of the Consulting Services will not violate (i) any applicable law, rule, or regulation; (ii) any contracts with third- parties; or (iii) any third-party rights in any patent, trademark, service mark, trade name, copyright, trade secret, or otherwise. The Consultant further warrants that he is the lawful owner or licensee of any software programs or other materials used by the Consultant in the performance of the Consulting Services and that the Consultant has all rights necessary to convey to the Company the unencumbered ownership of any work product and/or other deliverables.

(i) The Consultant hereby agrees to indemnify the Company, and hold it harmless, from and against any and all claims, liabilities, and/or expenses (including, without limitation, attorneys’ fees and expenses) resulting from, arising out of, or relating to any of (A) any breach of the representations or warranties made by the Consultant hereunder; and (B) any breach by the Consultant of this Consulting Agreement.

2. COMPENSATION AND BENEFITS.

2.1 Consulting Fee. As consideration for the Consulting Services rendered by Consultant to the Company, the Company will pay Consultant a monthly fee of $2,500 per month (the “Monthly Fee”). Upon the Company going public on a United States national market securities exchange, the Monthly Fee will be increased to $5,000 per month.

2.2 Tax and Benefits.

(a) Consultant acknowledges and agrees that he is solely responsible for the withholding and payment of all federal, state, and local income and self-employment taxes, Social Security and Medicare taxes, and any and all other legally-required payments on sums paid to Consultant hereunder that are required to be paid under applicable law. The Company will provide Consultant with an IRS Form 1099 evidencing all consulting fees paid by it to Consultant in connection with Consultant’s engagement hereunder. The Company will not withhold or pay any assessments or taxes (including, but not limited to, FICA, FUTA, federal personal income taxes, state personal income taxes, state disability insurance taxes, state unemployment insurance, and any other form of social security, unemployment taxes, and/or workers' compensation) from the payments to Consultant hereunder unless it is required to do so by applicable law. Consultant acknowledges his separate responsibility for all taxes related to the amounts paid hereunder, including without limitation federal and state withholding income taxes, Federal Insurance Contribution Act taxes, and workers’ compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim against it or liability relating to such taxes.

(b) Consultant will not be entitled to participate in any (i) retirement, pension, health, accident, sickness, medical, hospitalization, group life, long term disability, short-term disability or any other benefit plan or program of the Company or (ii) Company bonus, incentive or other compensation plan, program or arrangement of any kind, whether payable in cash or equity (all of the foregoing benefit and compensation plans described in clauses (i) and (ii), the “Plans”). Consultant hereby waives any and all rights to participate in, or receive benefits under, any of the Plans, and Consultant agrees not to make any claim under any of the Plans. Consultant further agrees to indemnify and hold harmless the Company, its investors, or any member of the Company, the Plans, and all those connected with them from any and all liabilities (i) arising out of any claims under any of the Plans by Consultant or by anyone claiming through Consultant or (ii) incurred as a result of Consultant’s failure to meet your obligations hereunder.

3. TERM AND TERMINATION.

3.1 Consulting Term. Subject to Section 3.2, the term of the Consulting Services (the “Consulting Term”) will commence on the date this Agreement is signed, and will continue thereafter until terminated by either party in accordance with the terms and conditions of this Agreement.

3.2 Termination. Notwithstanding the foregoing, either party may terminate this Agreement, with or without cause, effective upon ten (10) days’ notice to the other party. Upon termination of this Agreement, the Company shall have no further obligation to Consultant, other than for payment for Consulting Services provided by Consultant through the date of termination and for payment or reimbursement of expenses that are satisfactorily documented and substantiated, in accordance with Section 2 above and solely to the extent not already paid and issuance of IRS Form 1099.

-2-

4. RESTRICTIVE COVENANTS.

4.1 Covenant Not To Use Or Disclose Confidential Information. Consultant recognizes and acknowledges that (a) during the term of Consultant’s consultancy with the Company, it may be necessary for Consultant to acquire, and during the course of Consultant’s previous work for or on behalf of the Company prior to the commencement of this Agreement, Consultant may have already acquired, information which could include, in whole or in part, information concerning the Company’s sales, sales volume, sales methods, sales proposals, customers / clients and prospective customers / clients (including lists thereof), identity of customers / clients and prospective customers / clients, identity of key personnel in the employ of customers / clients and prospective customers / clients, amount or kind of customer’s / client’s purchases from and/or transactions with the Company, the needs and requirements of any or all customers / clients, the terms and conditions under which the Company deals with customers / clients or prospective customers / clients, the terms and conditions under which the Company deals with suppliers or prospective suppliers, Consultant lists, the Company’s sources of supply, the Company’s billing rates, methods, techniques, compositions, ideas, improvements, inventions, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals and/or any and all other confidential or proprietary information belonging to the Company or relating to the Company’s business(es) and/or affairs, (collectively referred to herein as the “Confidential and Proprietary Information”); (b) this Confidential and Proprietary Information has been compiled by the Company at great expense and over a great amount of time; (c) the Confidential and Proprietary Information is the sole and exclusive property of the Company; (d) the use, misappropriation or disclosure of the Confidential and Proprietary Information by Consultant or otherwise would constitute a breach of trust and could cause irreparable injury to the Company; and (e) it is essential to the protection of the Company’s good will and to the maintenance of the Company’s competitive position that the Confidential and Proprietary Information be kept secret and that Consultant not disclose the Confidential and Proprietary Information to others or use the Confidential and Proprietary Information to Consultant’s own advantage or the advantage of others. Therefore, as a material inducement to the Company to allow Consultant to become and/or remain an Consultant of the Company, and as a material inducement to the Company to disclose or allow to be known to Consultant some or all of the Confidential and Proprietary Information during the term of Consultant’s consultancy with the Company (at the Company’s sole and absolute discretion,) Consultant hereby agrees that, throughout the term of Consultant’s consultancy with the Company and following the date of termination of Consultant’s consultancy with the Company, Consultant will hold and safeguard the Confidential and Proprietary Information in trust for the Company, and not misappropriate or divulge to any person that is not affiliated with the Company, or make available to anyone for use outside the Company’s organization at any time, either during the term of Consultant’s consultancy with the Company or subsequent to the termination of Consultant’s consultancy with the Company, except with the express written consent of the Company, any of the Company’s Confidential and Proprietary Information, whether or not developed or created by Consultant.

-3-

Furthermore, Consultant agrees that, upon termination of Consultant’s consultancy with the Company, or at any time upon request by the Company, Consultant shall surrender to the Company all tangible evidence of such Confidential and Proprietary Information of which said Consultant is then in possession. The provisions of this Section shall survive the termination of Consultant’s consultancy with the Company.

4.2 Proprietary Rights. Consultant agrees that all Work Product as hereinafter defined, created solely or jointly by Consultant, arising from or related to any services performed by Consultant for or on behalf of the Company, or in the course Consultant’s performance of Consultant’s duties as an consultant of the Company, or previously performed by Consultant for or on behalf of the Company, or previously conceived in anticipation of the services to be performed in regard to the Company’s engagement of Consultant, shall be deemed “work made for hire” and shall be the sole and exclusive property of the Company. Consultant shall execute all such assignments, oaths, declarations and other documents as may be prepared by the Company to effect the foregoing. In addition, Consultant agrees that all other property, materials, papers, books, records, computer software and programs of the Company, as well as all reproductions thereof, relating to the business and affairs of the Company, or its customers / clients, whether or not prepared by Consultant, shall be the sole and exclusive property of the Company. Without the prior written consent of the Company, Consultant agrees not to use any such Work Product or other property of the Company for any purpose other than to perform services for or on behalf of the Company. For purposes of this Agreement, the term “Work Product” shall mean all documentation, manuals, materials, creative works, methods, techniques, compositions, ideas, improvements, inventions, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals, know-how and other information, (including, without limitation, any Confidential and Proprietary Information (as hereinafter defined)), which is created for or on behalf of the Company, in whole or in part, by Consultant, whether or not such Work Product is capable of being copyrighted, patented, trademarked or otherwise protected under applicable law. Consultant agrees that said Consultant shall assist in every lawful way in protecting or enforcing the Company’s rights in and to the Work Product and/or other property of the Company, and in prosecuting and defending appeals, interferences, infringement suits and controversies relating thereto. The provisions of this Section shall survive the termination of the Consulting Term. Notwithstanding anything set forth above, nothing herein precludes Consultant from using information otherwise available in the public domain; or known by him/her prior to being employed by Employer.

4.3 Non-disparagement. Consultant shall not make any oral or written statement to any third party that disparages, defames, or reflects adversely upon the Company, or any of its principals, officers, Consultants or services.

4.4 Enforcement. Consultant recognizes that the Company would be irreparably injured by the breach of any provision of this Section 4, and that money damages alone may not be an appropriate measure of the harm to the Company from such continuing breach. Therefore, equitable relief, including specific performance of these provisions by injunction, would be an appropriate remedy for the breach of these provisions, and the Company may enforce the provisions of this Section 4 by either suit for damages or injunction, or both, without the need to post bond. These enforcement rights shall be cumulative with and not successive or exclusive of any other legal remedies which may be available to the Company.

-4-

5. MISCELLANEOUS.

5.1 Applicable Law; Jurisdiction and Venue. This Agreement will be construed and interpreted according to the laws of the State of Delaware without regard to the conflicts of law rules thereof.

5.2 Headings. The headings and captions set forth herein are for convenience of reference only and will not affect the construction or interpretation hereof.

5.3 Successors and Assigns. The Company may assign its rights under this Agreement to any successor to its business (by acquisition of substantially all of the Company's assets or otherwise), provided that such successor entity expressly assumes, in a writing reasonably acceptable to Consultant, this Agreement and all obligations and undertakings of the Company hereunder. Consultant may not assign his rights or delegate his duties under this Agreement without the prior written consent of the Company. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and permitted assigns.

5.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof.

5.5 Amendments. This Agreement may be amended, modified or terminated only by a written instrument signed by the parties hereto.

5.6 Execution of Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same Agreement. This Agreement may be delivered by facsimile transmission of an originally executed copy to be followed by immediate delivery of the original of such executed copy.

5.7 Severability. If any provision, clause or part of this Agreement, or the applications thereof under certain circumstances, is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, will not be affected thereby.

[Signature Page Follows]

-5-

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the day and year first above written.

LAFAYETTE ENERGY CORP

By:
Name:	Michael L Peterson
Title:	Chief Executive Officer

CONSULTANT

By:
Name:	Alanna Scott
Title:	VP of Operations

[Signature Page to Consulting Agreement]

Exhibit A

The Consulting Services will include, but not be limited to, the following:

Performance as a VP of Operations of the Company, with duties and responsibilities commensurate with such title as determined by the Company’s Board of Directors.